Certified
Public
Accountants

Rothstein, Kass & Company, P.C.
4 Becker Farm Road
Roseland, NJ 07068
tel 973.994.6666
fax 973.994.0337
www.rkco.com

Beverly Hills
Dallas
Denver
Grand Cayman
New York
Roseland
San Francisco
Walnut Creek

Rothstein Kass

October 10, 2007

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Accelerated Building Concepts Corporation (formerly K-2 Digital, Inc.) in Item 4.01 to its Form 8-K/A dated October 10, 2007. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

Rothstein, Kass & Company, P.C.

Rothstein, Kass & Company, P.C.